UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(818) 783-2100

(Registrant's telephone number, including area code)

411 N New River Drive E

Suite 2202

Ft. Lauderdale, FL 33301

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Completion of Acquisition or Disposition of Assets, Change in Directors

Item 2.01 Completion of Acquisition or Disposition of Assets

Cardiff International, Inc. (CDIF) completed the acquisition of Edge View Properties, Inc. The acquisition became effective (the "Effective Time") at 3pm, July 16, 2014.

CDIF issued 300,000 shares of CDIF Preferred Class “E” Shares as consideration for the Acquisition, derived by an independent appraisal of the land assets. Based on the price of $2.50 per Preferred “E” Class of stock the acquisition represents a $750,000 evaluation. In addition to CDIF will issue 1 Preferred “C” Share.

The Preferred “E” share of stock was adjusted as a result of the authorization and declaration of a special distribution with a conversion rate of 1 Preferred to 5 Common Stock. The Conversion right is granted as a result of a Lock-Up/Leak-Out clause designated by CDIF pursuant to the terms of the Acquisition. Each new acquisition is also granted 1 “C” Preferred Share with the conversion rate of 1 Preferred to 100,000 Common Shares. The “C” Share can only be converted if the Company files an S1 Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No. Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By: /s/ Daniel Thompson

Daniel Thompson

Title: Chairman

Dated: July 17, 2014